UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 25, 2011

ACME UNITED CORPORATION
(Exact name of registrant as specified in its charter)
__________________

Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
60 Round Hill Road, Fairfield, Connecticut		06824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Set forth below are the results of the matters submitted for a vote of the shareholders at the Company’s 2011 Annual Meeting of Shareholders held on April 25, 2011.

Proposal 1 – Election of Directors

The following six directors were elected to serve for one-year terms until the 2012 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Walter C. Johnsen	1,527,926	60,722	1,103,823
Richmond Y. Holden	1,521,879	66,769	1,103,823
Brian S. Olschan	1,528,007	60,641	1,103,823
Stevenson E. Ward III	1,440,861	147,787	1,103,823
Susan H. Murphy	1,527,841	60,807	1,103,823
Rex L. Davidson	1,528,162	60,486	1,103,823

Proposal 2 – Amendment to the Non-Salaried Director Stock Option Plan

The shareholders approved the proposal to amend to the Employee Stock Option Plan.

Votes For	Votes Against	Abstained	Broker Non-Votes
1,305,516	277,100	6,031	1,103,824

Proposal 3 – Amendment to the Employee’s Stock Option Plan

The shareholders approved the proposal to amend to the Employee’s Stock Option Plan.

Votes For	Votes Against	Abstained	Broker Non-Votes
1,427,284	153,573	7,790	1,103,824

Proposal 4- Ratification of the Appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

The shareholders approved the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstained	Broker Non-Votes
2,673,211	14,474	4,786

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Walter C. Johnsen
Walter C. Johnsen Chairman and Chief Executive Officer

Dated: April 27, 2011

By	/s/ Paul G. Driscoll
Paul G. Driscoll Vice President and Chief Financial Officer

Dated: April 27, 2011